CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements on Form S-8, Registration Nos. 333-13270, 333-11220, 333-1946, 333-10794 and 333-113552, of our report dated February 2, 2004 with respect to the consolidated financial statements of Magic Software Enterprises Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2003.

Tel Aviv, Israel
June, 10, 2004

Kost Forer Gabbay & Kasierer

Kost Forer Gabbay and Kasierer
A Member of Ernst & Young Global

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